Dividend Capital Diversified Property Fund Inc. 8-K
Exhibit 99.2

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND™

THIRD QUARTER 2016

PORTFOLIO PERFORMANCE & OPERATIONAL REVIEW

SEPTEMBER 30, 2016

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Statements included in this portfolio performance and review package that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: the continuing impact of high unemployment and the slow economic recovery, which is having and may continue to have a negative effect on the following, among other things, the fundamentals of our business, including overall market demand and occupancy, tenant space utilization, and rental rates; the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); our ability to effectively raise and deploy proceeds from our equity offerings; risks associated with the availability and terms of debt and equity financing and refinancing and the use of debt to fund acquisitions and developments, including the risk associated with interest rates impacting the cost and/or availability of financing and refinancing; the business opportunities that may be presented to and pursued by us; changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts); changes in accounting principles, policies and guidelines applicable to real estate investment trusts; environmental, regulatory and/or safety requirements; and the availability and cost of comprehensive insurance, including coverage for terrorist acts and earthquakes. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this supplemental package, whether as a result of new information, future events, changed circumstances or any other reason. You should review the risk factors contained in Part I, Item 1A of our 2015 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2016, and in our subsequent quarterly reports.
Please see the section titled “Definitions” at the end of this portfolio performance and review package for definitions of terms used herein.

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PERFORMANCE
Dividend Capital Diversified Property Fund Inc. is a daily NAV-based REIT and has invested in a diverse portfolio of real property and real estate related investments. As used herein, “the Portfolio,” “we,” “our” and “us” refer to Dividend Capital Diversified Property Fund Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires.
Quarter Highlights

•	Total return of 2.60% for the quarter; 5.80% for the last 12 months.

•	Sold three properties for $27.6 million, including one vacant office property in Washington DC for $18.6 million.

•	Percentage leased of 91.5% as of September 30, 2016 (if weighted by the fair value of each segment, our portfolio was 94.9% leased as of September 30, 2016).

•	Paid weighted-average distribution of $0.0892/share.

Shareholder Returns						Key Statistics
	Q3 2016	Year-to-Date	1-Year	3-Year	Since Inception (9/30/12) - Annualized(5)		As of September 30, 2016
						Fair Value(1) of Investments	$2,287.4 million
						Number of Real Properties	55
						Number of Real Property Markets	20
						Total Square Feet	9.0 million
Distribution returns(3)(4)	1.22%	3.69%	4.98%	5.14%	5.21%	Number of Tenants	Approximately 540
Net change in NAV, per share(4)	1.38%	0.12%	0.82%	2.88%	3.01%	Percentage Leased	91.5%
Total return(4)(5)	2.60%	3.81%	5.80%	8.02%	8.22%	Debt to Fair Value of Investments	45.9%

(1)
As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2015 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of "fair value" of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled "Definitions" beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of September 30, 2016, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Q3 2016 Quarterly Report on Form 10-Q.

(2)	Any market for which we do not show a corresponding percentage of our total fair value comprises 1% or less of the total fair value of our real property portfolio.

(3)
Represents the compounded return realized from reinvested distributions before class specific expenses. We pay our dealer manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class A shares and Class W shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class I shares for each day and (3) for Class A shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class A shares for each day.

(4)
Excludes the impact of up-front commissions paid with respect to certain Class A shares. We pay selling commissions on Class A shares sold in the primary offering of up to 3.0% of the public offering price per share, which may be higher or lower due to rounding. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers.

(5)
Total return represents the compound annual rate of return assuming reinvestment of all dividend distributions. Past performance is not a guarantee of future results. Q4 2012 represents the first full quarter for which we have complete NAV return data. As such, we use 9/30/12 as “inception” for the purpose of calculating cumulative returns since inception.

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FINANCIAL HIGHLIGHTS
Amounts in thousands, except per share information and percentages.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
Selected Operating Data (as adjusted) (1)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Total revenues	$53,493	$52,939	$55,782	$56,298	$53,661	$162,214	$168,902
Net income (loss)	3,318	135	48,238	776	(1,425)	51,690	130,883
Net income (loss) per share	$0.02	$0.00	$0.27	$0.00	$(0.00)	$0.29	$0.69
Weighted average number of common shares outstanding - basic	158,688	161,209	163,954	166,352	174,290	161,274	179,168
Weighted average number of common shares outstanding - diluted	170,952	173,669	176,690	179,203	187,279	173,760	192,020
Portfolio Statistics
Operating properties	55	58	57	60	59	55	59
Square feet	8,988	9,333	9,253	10,133	9,763	8,988	9,763
Percentage leased at end of period	91.5%	90.2%	90.2%	90.1%	88.8%	91.5%	88.8%
Non-GAAP Supplemental Financial Measures
Real property net operating income ("NOI") (2)	36,821	37,070	39,226	38,793	37,977	113,116	119,896
Funds from Operations ("FFO") per share (3)	$0.14	$0.12	$0.15	$0.12	$0.11	$0.40	$0.35
Company-defined FFO per share (3)	$0.14	$0.12	$0.12	$0.13	$0.12	$0.38	$0.36
Net Asset Value ("NAV") (4)
NAV per share at the end of period	$7.48	$7.37	$7.36	$7.47	$7.42	$7.48	$7.42
Weighted average distributions per share	$0.0892	$0.0893	$0.0894	$0.0894	$0.0895	$0.2677	$0.2688
Weighted average closing dividend yield - annualized	4.77%	4.84%	4.86%	4.79%	4.83%	4.77%	4.83%
Weighted average total return for the period	2.59%	1.44%	(0.25)%	1.90%	1.75%	3.78%	7.33%
Aggregate fund NAV at end of period	$1,232,985	$1,264,858	$1,276,263	$1,317,839	$1,315,976	$1,232,985	$1,315,976
Consolidated Debt
Leverage (5)	46%	44%	42%	45%	43%	46%	43%
Weighted average stated interest rate of total borrowings	3.2%	3.6%	4.2%	4.1%	4.3%	3.2%	4.3%
Secured borrowings	$388,070	$465,292	$513,053	$588,849	$544,904	$388,070	$544,904
Secured borrowings as % of total borrowings	37%	45%	54%	53%	54%	37%	54%
Unsecured borrowings	$668,000	$561,000	$432,000	$517,000	$459,000	$668,000	$459,000
Unsecured borrowings as % of total borrowings	63%	55%	46%	47%	46%	63%	46%
Fixed rate borrowings (6)	$697,785	$835,580	$913,053	$956,394	$920,590	$697,785	$920,590
Fixed rate borrowings as % of total borrowings	66%	81%	97%	86%	92%	66%	92%
Floating rate borrowings	$358,285	$190,712	$32,000	$149,455	$83,314	$358,285	$83,314
Floating rate borrowings as % of total borrowings	34%	19%	3%	14%	8%	34%	8%
Total borrowings	$1,056,070	$1,026,292	$945,053	$1,105,849	$1,003,904	$1,056,070	$1,003,904
Net GAAP adjustments (7)	$(5,360)	$(5,173)	$(5,039)	$(8,080)	$(7,138)	$(5,360)	$(7,138)
Total borrowings (GAAP Basis)	$1,050,710	$1,021,119	$940,014	$1,097,769	$996,766	$1,050,710	$996,766

(1)
Certain asset and liability amounts in this table and throughout this document are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements.

(2)	NOI is a non-GAAP measure. For a reconciliation of NOI to GAAP net income, see the section titled "Results From Operations" beginning on page 12.

(3)	FFO and Company-defined FFO are non-GAAP measures. For a reconciliation of FFO and Company-Defined FFO to GAAP net income, see the section titled “Funds From Operations” beginning on page 10.

(4)
As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2015 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of "fair value" of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled "Definitions" beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of September 30, 2016, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Q3 2016 Quarterly Report on Form 10-Q.

(5)	Leverage presented represents the total principal outstanding under our total borrowings divided by the fair value of our real property and debt investments.

(6)	Fixed rate borrowings presented includes floating rate borrowings that are effectively fixed by a derivative instrument such as a swap through maturity or substantially through maturity.

(7)
Net GAAP adjustments include net deferred issuance costs, mark-to-market adjustments on assumed debt, and principal amortization on restructured debt. These items are included in mortgage notes and other secured borrowings and unsecured borrowings in our condensed consolidated balance sheets in accordance with GAAP.

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NET ASSET VALUE
The following table sets forth the components of NAV for the Portfolio as of the end of each of the five quarters ending September 30, 2016, as determined in accordance with our valuation procedures. For information about the valuation procedures and key assumptions used in these calculations, please refer to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q for the applicable period. As used below, “Fund Interests” means our Class E shares, Class A shares, Class W shares, and Class I shares, along with the OP Units held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests (amounts in thousands except per share information).

	As of
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Real properties:
Office	$1,185,850	$1,192,700	$1,184,385	$1,378,635	$1,356,600
Industrial	80,850	85,550	85,650	90,250	88,050
Retail	1,020,750	1,020,050	951,700	950,925	872,300
Total real properties	2,287,450	2,298,300	2,221,735	2,419,810	2,316,950
Debt related investments	15,340	15,469	15,596	15,722	27,775
Total investments	2,302,790	2,313,769	2,237,331	2,435,532	2,344,725
Cash and other assets, net of other liabilities	(10,109)	(19,238)	(12,695)	(14,069)	(26,734)
Debt obligations	(1,056,070)	(1,026,292)	(945,053)	(1,098,853)	(997,517)
Outside investors' interests	(3,626)	(3,381)	(3,320)	(4,771)	(4,498)
Aggregate Fund NAV	$1,232,985	$1,264,858	$1,276,263	$1,317,839	$1,315,976
Total Fund Interests outstanding	164,930	171,525	173,445	176,490	177,468
NAV per Fund Interest	$7.48	$7.37	$7.36	$7.47	$7.42

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NET ASSET VALUE (continued)
The following table sets forth the quarterly changes to the components of NAV for the Portfolio, for each of the most recent four quarters, for the twelve month period ended September 30, 2016, and for the nine months ended September 30, 2016 (amounts in thousands, except per share information):

	Three Months Ended					Nine Months Ended September 30, 2016
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	Previous Four Quarters
NAV as of beginning of period	$1,264,858	$1,276,263	$1,317,839	$1,315,976	$1,315,976	$1,317,839
Fund level changes to NAV
Realized/unrealized (losses) gains on net assets	13,206	(3,990)	(25,662)	4,239	(12,207)	(16,446)
Income accrual	23,078	26,083	26,372	25,131	100,664	75,533
Dividend accrual	(15,275)	(15,525)	(15,802)	(15,997)	(62,599)	(46,602)
Advisory fee	(3,665)	(3,657)	(3,758)	(3,851)	(14,931)	(11,080)
Performance based fee	—	—	—	(187)	(187)	—
Class specific changes to NAV
Dealer Manager fee	(99)	(89)	(85)	(77)	(350)	(273)
Distribution fee	(18)	(17)	(17)	(15)	(67)	(52)
NAV as of end of period before share sale/redemption activity	$1,282,085	$1,279,068	$1,298,887	$1,325,219	$1,326,299	$1,318,919
Share sale/redemption activity
Shares sold	7,850	46,228	14,008	17,244	85,330	68,086
Shares redeemed	(56,950)	(60,438)	(36,632)	(24,624)	(178,644)	(154,020)
NAV as of end of period	$1,232,985	$1,264,858	$1,276,263	$1,317,839	$1,232,985	$1,232,985
Shares outstanding beginning of period	171,525	173,445	176,490	177,468	177,468	176,490
Shares sold	1,061	6,265	1,886	2,323	11,535	9,212
Shares redeemed	(7,656)	(8,185)	(4,931)	(3,301)	(24,073)	(20,772)
Shares outstanding end of period	164,930	171,525	173,445	176,490	164,930	164,930
NAV per share as of beginning of period	$7.37	$7.36	$7.47	$7.42	$7.42	$7.47
Change in NAV per share	0.11	0.01	(0.11)	0.05	0.06	0.01
NAV per share as of end of period	$7.48	$7.37	$7.36	$7.47	$7.48	$7.48

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PORTFOLIO PROFILE
As of September 30, 2016, our real property investments were geographically diversified across 20 markets throughout the United States. The following table presents information about the operating results and fair value of our real property portfolio as of or for the three months ended September 30, 2016 (dollar and square footage amount in thousands).

As of or for the three months ended September 30, 2016	Office	Industrial	Retail	Total
Number of investments	16	5	34	55
Square footage	3,402	1,782	3,804	8,988
Percentage leased at period end	96.0%	74.9%	95.3%	91.5%
Revenue	$31,082	$1,449	$20,727	$53,258
Net operating income ("NOI") (1)	$20,657	$968	$15,196	$36,821
% of total NOI	56.1%	2.6%	41.3%	100.0%
NOI - cash basis (2)	$21,702	$1,045	$14,248	$36,995
Fair Value (3)	$1,185,850	$80,850	$1,020,750	$2,287,450
% of total Fair Value	51.9%	3.5%	44.6%	100.0%

(1)	NOI is a non-GAAP measure. For a reconciliation of NOI to GAAP net income, see the section titled "Results From Operations" beginning on page 12.

(2)	NOI - cash basis is a non-GAAP measure. For a reconciliation of NOI - Cash Basis to NOI and to GAAP net income, see the section titled “Results From Operations” beginning on page 12.

(3)
As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2015 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of "fair value" of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled "Definitions" beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of September 30, 2016, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Q3 2016 Quarterly Report on Form 10-Q.

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BALANCE SHEETS
The following table presents our consolidated balance sheets, as adjusted, as of the end of each of the five quarters ended September 30, 2016. Certain asset and liability amounts in this table are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements (dollar amounts in thousands):

	As of
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
ASSETS
Investments in real property	$2,201,127	$2,240,520	$2,164,290	$2,380,174	$2,270,746
Accumulated depreciation and amortization	(473,211)	(469,341)	(448,994)	(505,957)	(489,395)
Total net investments in real property	1,727,916	1,771,179	1,715,296	1,874,217	1,781,351
Debt related investments, net	15,340	15,469	15,596	15,722	27,775
Total net investments	1,743,256	1,786,648	1,730,892	1,889,939	1,809,126
Cash and cash equivalents	34,403	17,088	11,675	15,769	15,186
Restricted cash	7,836	17,219	16,281	18,394	20,258
Other assets, net	36,166	33,344	35,625	36,789	40,069
Total Assets	$1,821,661	$1,854,299	$1,794,473	$1,960,891	$1,884,639
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes	$386,861	$464,564	$512,753	$585,864	$543,154
Unsecured borrowings	663,849	556,555	427,261	511,905	453,613
Intangible lease liabilities, net	61,357	62,909	62,339	63,874	58,649
Other liabilities	81,968	85,371	67,247	73,297	84,128
Total Liabilities	1,194,035	1,169,399	1,069,600	1,234,940	1,139,544
Equity:
Stockholders' equity:
Common stock	1,531	1,595	1,613	1,641	1,650
Additional paid-in capital	1,383,191	1,430,673	1,449,364	1,470,859	1,479,403
Distributions in excess of earnings	(829,162)	(817,920)	(803,594)	(832,681)	(818,531)
Accumulated other comprehensive loss	(20,166)	(22,848)	(19,429)	(11,014)	(14,985)
Total stockholders' equity	535,394	591,500	627,954	628,805	647,537
Noncontrolling interests	92,232	93,400	96,919	97,146	97,558
Total Equity	627,626	684,900	724,873	725,951	745,095
Total Liabilities and Equity	$1,821,661	$1,854,299	$1,794,473	$1,960,891	$1,884,639

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STATEMENTS OF OPERATIONS
The following table presents our condensed consolidated statements of operations, as adjusted, for each of the five quarters ended September 30, 2016, and for the nine months ended September 30, 2016 and 2015 (amounts in thousands, except per share data):

	Three Months Ended					Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
REVENUE:
Rental revenue	$53,258	$52,702	$55,544	$54,970	$52,854	$161,504	$163,308
Debt related income	235	237	238	1,328	807	710	5,594
Total Revenue	53,493	52,939	55,782	56,298	53,661	162,214	168,902
EXPENSES:
Rental expense	16,437	15,632	16,318	16,177	14,877	48,388	43,412
Real estate depreciation and amortization expense	19,989	20,198	19,835	21,710	20,851	60,022	61,404
General and administrative expenses	2,234	2,338	2,621	2,564	2,477	7,192	8,157
Advisory fees, related party	3,681	3,671	3,765	4,062	4,225	11,118	13,021
Acquisition-related expenses	136	474	51	1,385	476	661	1,259
Impairment of real estate property	2,090	—	587	—	6,500	2,677	8,124
Total Operating Expenses	44,567	42,313	43,177	45,898	49,406	130,058	135,377
Other Income (Expenses):
Interest and other income	2,308	(69)	58	693	704	2,297	1,500
Interest expense	(10,011)	(10,422)	(10,961)	(11,301)	(10,951)	(31,394)	(36,208)
Gain (loss) on extinguishment of debt and financing commitments	—	—	5,136	—	—	5,136	(1,168)
Gain on sale of real property	2,095	—	41,400	984	4,567	43,495	133,234
Net Income (Loss)	3,318	135	48,238	776	(1,425)	51,690	130,883
Net (income) loss attributable to noncontrolling interests	(353)	(18)	(4,456)	(46)	1,297	(4,826)	(7,358)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,965	$117	$43,782	$730	$(128)	$46,864	$123,525
NET INCOME (LOSS) PER BASIC AND DILUTED COMMON SHARE	$0.02	$0.00	$0.27	$0.00	$(0.00)	$0.29	$0.69
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	158,688	161,209	163,954	166,352	174,290	161,274	179,168
Diluted	170,952	173,669	176,690	179,203	187,279	173,760	192,020
Weighted average distributions declared per common share	$0.0892	$0.0893	$0.0894	$0.0894	$0.0895	$0.2677	$0.2688

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FUNDS FROM OPERATIONS
NAREIT-Defined Funds From Operations (“FFO”) and Company-defined FFO are non-GAAP measures. The following tables present a reconciliation of FFO and Company-defined FFO to GAAP net income (loss) attributable to common stockholders for each of the five quarters ended September 30, 2016, and for the nine months ended September 30, 2016 and 2015 (amounts in thousands except for per share amounts and percentages):

	Three Months Ended					Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Reconciliation of net earnings to FFO:
Net income (loss) attributable to common stockholders	$2,965	$117	$43,782	$730	$(128)	$46,864	$123,525
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	19,989	20,198	19,835	21,710	20,851	60,022	61,404
Gain on disposition of real property	(2,095)	—	(41,400)	(984)	(4,567)	(43,495)	(133,234)
Impairment of real estate property	2,090	—	587	—	6,500	2,677	8,124
Noncontrolling interests' share of adjustments	(1,366)	(1,481)	1,376	(1,588)	(2,891)	(1,472)	2,484
FFO attributable to common shares-basic	21,583	18,834	24,180	19,868	19,765	64,596	62,303
FFO attributable to dilutive OP units	1,668	1,456	1,878	1,535	1,473	5,002	4,466
FFO attributable to common shares-diluted	$23,251	$20,290	$26,058	$21,403	$21,238	$69,598	$66,769
FFO per share-basic and diluted	$0.14	$0.12	$0.15	$0.12	$0.11	$0.40	$0.35
FFO payout ratio	66%	76%	61%	75%	79%	67%	77%

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$21,583	$18,834	$24,180	$19,868	$19,765	$64,596	$62,303
Add (deduct) our adjustments:
Acquisition-related expenses	136	474	51	1,385	476	661	1,259
Loss (gain) on extinguishment of debt and financing commitments	—	—	(5,136)	—	—	(5,136)	1,168
(Gain) loss on derivatives	—	—	—	(3)	117	—	—
Noncontrolling interests' share of our adjustments	(10)	(34)	1,326	(99)	(41)	1,282	(161)
Company-Defined FFO attributable to common shares-basic	21,709	19,274	20,421	21,151	20,317	61,403	64,569
Company-Defined FFO attributable to dilutive OP units	1,678	1,490	1,586	1,634	1,514	4,754	4,628
Company-Defined FFO attributable to common shares-diluted	$23,387	$20,764	$22,007	$22,785	$21,831	$66,157	$69,197
Company-Defined FFO per share-basic and diluted	$0.14	$0.12	$0.12	$0.13	$0.12	$0.38	$0.36
Weighted average number of shares outstanding
Basic	158,688	161,209	163,954	166,352	174,290	161,274	179,168
Diluted	170,952	173,669	176,690	179,203	187,279	173,760	192,020

Page | 10

FUNDS FROM OPERATIONS (continued)
The following table presents certain other supplemental information for each of the five quarters ended September 30, 2016, and for the nine months ended September 30, 2016 and 2015 (amounts in thousands):

	Three Months Ended					Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Other Supplemental Information
Capital expenditures summary:
Recurring capital expenditures (1)	$4,165	$8,212	$6,280	$3,152	$2,476	$18,657	$9,142
Non-recurring capital expenditures (2)	748	694	988	1,167	311	2,430	827
Total capital expenditures	4,913	8,906	7,268	4,319	2,787	21,087	9,969
Other non-cash adjustments:
Straight-line rent decrease to rental revenue	296	205	240	291	286	742	684
Amortization of above- and below- market rent (increase) to rental revenue	(127)	(283)	(268)	(197)	(130)	(678)	(616)
Amortization of loan costs and hedges - increase to interest expense	909	910	1,058	983	996	2,877	3,118
Amortization of mark-to-market adjustments on borrowings - (decrease) to interest expense	(32)	(32)	(581)	(608)	(463)	(645)	(996)
Total other non-cash adjustments	$1,046	$800	$449	$469	$689	$2,296	$2,190

(1)
Recurring capital expenditures include lease incentives. Unlike other capital expenditures, we record lease incentives as other assets in our balance sheet and we classify payments for lease incentives as cash used in operating activities in our statement of cash flows.

(2)
Amounts presented as non-recurring capital expenditures for the three months ended September 30, 2015 exclude a payment of $12.0 million to terminate a purchase option previously held by a third party related to an office property in Northern New Jersey. We accounted for the payment as an investment in real property.

Page | 11

RESULTS FROM OPERATIONS
Net operating income (“NOI”) and NOI - cash basis are non-GAAP measures. See page 13 for a reconciliation of NOI - cash basis and NOI to GAAP net income attributable to common stockholders. The following tables present revenue and NOI of our three operating segments for each of the five quarters ending September 30, 2016, and for the nine months ended September 30, 2016 and 2015. Our same store portfolio includes all operating properties owned for the entirety of all periods presented and totals 46 properties, comprising approximately 7.5 million square feet or 83.7% of our total portfolio when measured by square feet (amounts in thousands):

	Three Months Ended					Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Revenue:
Same store real property:
Office	$25,094	$24,651	$24,292	$24,059	$24,580	$74,036	$73,645
Industrial	1,417	1,487	1,662	1,478	1,376	4,566	4,312
Retail	16,136	16,077	16,161	15,968	15,611	48,374	50,017
Total same store real property revenue	42,647	42,215	42,115	41,505	41,567	126,976	127,974
2015/2016 Acquisitions/Dispositions	10,611	10,487	13,429	13,465	11,287	34,528	35,334
Total	$53,258	$52,702	$55,544	$54,970	$52,854	$161,504	$163,308
NOI:
Same store real property:
Office	$17,119	$17,113	$16,827	$16,243	$16,720	$51,059	$51,246
Industrial	953	1,101	1,260	1,084	935	3,314	3,023
Retail	12,196	12,240	12,302	12,216	12,060	36,738	37,766
Total same store real property NOI	30,268	30,454	30,389	29,543	29,715	91,111	92,035
2015/2016 Acquisitions/Dispositions	6,553	6,616	8,837	9,250	8,262	22,005	27,861
Total	$36,821	$37,070	$39,226	$38,793	$37,977	$113,116	$119,896
NOI - cash basis:
Same store real property:
Office	$18,541	$18,357	$17,904	$17,286	$17,644	$54,802	$53,777
Industrial	1,030	1,111	1,264	1,019	915	3,405	2,903
Retail	11,615	11,647	11,798	11,689	11,526	35,060	36,084
Total same store real property NOI - cash basis	31,186	31,115	30,966	29,994	30,085	93,267	92,764
2015/2016 Acquisitions/Dispositions	5,809	5,882	8,238	8,903	8,054	19,928	27,160
Total	$36,995	$36,997	$39,204	$38,897	$38,139	$113,195	$119,924

Page | 12

RESULTS FROM OPERATIONS (continued)
The following tables present a reconciliation of NOI - Cash Basis and NOI of our three operating segments to GAAP net income attributable to common stockholders for each of the five quarters ending September 30, 2016, and for the nine months ended September 30, 2016 and 2015 (amounts in thousands):

	Three Months Ended					Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
NOI - cash basis	$36,995	$36,997	$39,204	$38,897	$38,139	$113,195	$119,924
Straight line rent	(296)	(205)	(240)	(291)	(286)	(742)	(684)
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	122	278	262	187	124	663	656
NOI	$36,821	$37,070	$39,226	$38,793	$37,977	$113,116	$119,896
Debt related income	235	237	238	1,328	807	710	5,594
Real estate depreciation and amortization expense	(19,989)	(20,198)	(19,835)	(21,710)	(20,851)	(60,022)	(61,404)
General and administrative expenses	(2,234)	(2,338)	(2,621)	(2,564)	(2,477)	(7,192)	(8,157)
Advisory fees, related party	(3,681)	(3,671)	(3,765)	(4,062)	(4,225)	(11,118)	(13,021)
Acquisition-related expenses	(136)	(474)	(51)	(1,385)	(476)	(661)	(1,259)
Impairment of real estate property	(2,090)	—	(587)	—	(6,500)	(2,677)	(8,124)
Interest and other income	2,308	(69)	58	693	704	2,297	1,500
Interest expense	(10,011)	(10,422)	(10,961)	(11,301)	(10,951)	(31,394)	(36,208)
Gain (loss) on extinguishment of debt and financing commitments	—	—	5,136	—	—	5,136	(1,168)
Gain on sale of real property	2,095	—	41,400	984	4,567	43,495	133,234
Net (income) loss attributable to noncontrolling interests	(353)	(18)	(4,456)	(46)	1,297	(4,826)	(7,358)
Net income (loss) attributable to common stockholders	$2,965	$117	$43,782	$730	$(128)	$46,864	$123,525
The following tables present details regarding our capital expenditures for each of the five quarters ending September 30, 2016, and for the nine months ended September 30, 2016 and 2015 (amounts in thousands):

	Three Months Ended					Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Recurring capital expenditures:
Land and building improvements	$1,949	$1,729	$1,294	$1,425	$1,035	$4,972	$3,733
Tenant improvements	1,680	1,459	4,100	1,178	607	7,239	3,610
Leasing costs (1)	536	5,024	886	549	834	6,446	1,799
Total recurring capital expenditures	$4,165	$8,212	$6,280	$3,152	$2,476	$18,657	$9,142
Non-recurring capital expenditures:
Land and building improvements (2)	$553	$374	$304	$665	$50	$1,231	$94
Tenant improvements	111	256	529	320	219	896	466
Leasing costs	84	64	155	182	42	303	267
Total non-recurring capital expenditures	$748	$694	$988	$1,167	$311	$2,430	$827

(1)
Recurring leasing costs include lease incentives. Unlike other capital expenditures, we record lease incentives as other assets in our balance sheet and we classify payments for lease incentives as cash used in operating activities in our statement of cash flows.

(2)
Amounts presented as non-recurring capital expenditures for land and building improvements for the three months ended September 30, 2015 exclude a payment of $12.0 million to terminate a purchase option previously held by a third party related to an office property in Northern New Jersey. We accounted for the payment as an investment in real property.

Page | 13

FINANCE & CAPITAL
The following table describes certain information about our capital structure. Amounts reported as financing capital are presented on a GAAP basis. Amounts reported as equity capital are presented based on the NAV as of September 30, 2016 (shares and dollar amounts other than price per share / unit in thousands).

FINANCING:	As of September 30, 2016
Mortgage notes	$386,861
Unsecured line of credit	315,711
Unsecured term loans	348,138
Total Financing	$1,050,710

EQUITY:	Shares / Units	Percentage of Aggregate Shares and Units Outstanding	NAV Per Share / Unit	Value
Class E Common Stock	119,899	72.7%	$7.48	$896,349
Class A Common Stock	1,892	1.1%	7.48	14,145
Class W Common Stock	2,248	1.4%	7.48	16,802
Class I Common Stock (1)	28,742	17.4%	7.48	214,866
Class E OP Units	12,149	7.4%	7.48	90,823
Total/Weighted Average	164,930	100.0%	$7.48	$1,232,985
Joint venture partners' noncontrolling interests				3,626
Total Equity				1,236,611
TOTAL CAPITALIZATION				$2,287,321

(1)	Amounts reported do not include approximately 288,000 restricted stock units granted to the Advisor that remain unvested as of September 30, 2016.

Page | 14

FINANCE & CAPITAL (continued)

The following table presents a summary of our borrowings as of September 30, 2016 (dollar amounts in thousands):

	Outstanding Principal Balance	Weighted Average Stated Interest Rate	Gross Investment Amount Securing Borrowings (1)
Fixed-rate mortgages (2)	$335,570	5.0%	$528,457
Floating-rate mortgages (3)	52,500	2.2%	70,355
Total secured borrowings	388,070	4.6%	598,812
Line of credit (4)	318,000	2.0%	N/A
Term loans (4)	350,000	2.6%	N/A
Total unsecured borrowings	668,000	2.3%	N/A
Total borrowings	$1,056,070	3.2%	N/A
Less: net debt issuance costs	(6,019)
Add: mark-to-market adjustment on assumed debt	659
Total borrowings (GAAP basis)	$1,050,710

(1)
“Gross Investment Amount” as used here and throughout this document represents the allocated gross basis of real property, calculated in accordance with GAAP, inclusive of the effect of gross intangible lease liabilities totaling approximately $91.5 million and before accumulated depreciation and amortization of approximately $473.2 million as of September 30, 2016.

(2)
As of September 30, 2016, fixed-rate mortgages included one floating rate mortgage note subject to an interest rate spread of 1.60% over one-month LIBOR, which we have effectively fixed using an interest rate swap at 3.051% for the term of the borrowing.

(3)
As of September 30, 2016, our floating rate mortgage note was subject to an interest rate spread of 1.65% over one-month LIBOR. However, we entered into interest rate swaps which will effectively fix the interest rate of the borrowing at 2.852% from July 1, 2018 to July 1, 2021.

(4)
$362.2 million of our unsecured floating rate borrowings are effectively fixed by the use of fixed-for-floating rate swap instruments as of September 30, 2016. The stated interest rate disclosed above includes the impact of these swaps.

The following table presents a summary of our covenants and our actual results for each of the five quarters ended September 30, 2016, calculated in accordance with the terms of our credit facilities:

Portfolio-Level Covenants:	Covenant	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Leverage	< 60%	46.5%	44.8%	42.9%	45.1%	42.2%
Fixed Charge Coverage	> 1.50	3.0	2.7	2.6	2.6	2.5
Secured Indebtedness	< 55%	17.0%	20.2%	23.2%	24.0%	22.9%

Unencumbered Pool Covenants:
Leverage	< 60%	41.4%	38.8%	34.2%	38.4%	35.5%
Unsecured Interest Coverage	>2.0	7.8	6.9	6.2	7.7	9.3

Page | 15

FINANCE & CAPITAL (continued)
The following table presents a detailed analysis of our borrowings outstanding as of September 30, 2016 (dollar amounts in thousands):

Borrowings	Principal Balance	Secured / Unsecured	Maturity Date	Extension Options	% of Total Borrowings	Fixed or Floating Interest Rate	Current Interest Rate
Shiloh Road	$22,700	Secured	1/8/2017	None	2.1%	Fixed	5.57%
Bandera Road	21,500	Secured	2/8/2017	None	2.0%	Fixed	5.46%
Eastern Retail Portfolio	110,000	Secured	6/11/2017	None	10.4%	Fixed	5.51%
Wareham	24,400	Secured	8/8/2017	None	2.3%	Fixed	6.13%
Kingston	10,574	Secured	11/1/2017	None	1.0%	Fixed	6.33%
Sandwich	15,825	Secured	11/1/2017	None	1.7%	Fixed	6.33%
Total 2017	204,999				19.5%		5.69%
Bank of America Term Loan (1)	150,000	Unsecured	1/31/2018	2 - 1 Year	14.2%	Fixed	1.93%
Line of Credit (1)	318,000	Unsecured	1/31/2019	1 - 1 Year	30.1%	Floating	1.97%
Shenandoah	10,603	Secured	9/1/2021	None	1.0%	Fixed	4.84%
Wells Fargo Term Loan (1)	200,000	Unsecured	2/27/2022	None	18.9%	Fixed	3.14%
Norwell	4,544	Secured	10/1/2022	None	0.4%	Fixed	6.76%
Preston Sherry Plaza (2)	33,000	Secured	4/13/2023	None	3.1%	Fixed	3.05%
1300 Connecticut (3)	52,500	Secured	8/5/2023	None	5.0%	Floating	2.17%
Greater DC Retail Center	70,000	Secured	12/1/2025	None	6.6%	Fixed	3.80%
Harwich	5,111	Secured	9/1/2028	None	0.5%	Fixed	5.24%
New Bedford	7,313	Secured	12/1/2029	None	0.7%	Fixed	5.91%
Total 2018 - 2029	851,071				80.5%		2.56%
Total borrowings	1,056,070				100.0%		3.16%
Add: mark-to-market adjustment on assumed debt	659
Less: net debt issuance costs	(6,019)
Total Borrowings (GAAP basis)	$1,050,710

(1)
$362.2 million of our term loan and line of credit borrowings are effectively fixed by the use of fixed-for-floating rate swap instruments as of September 30, 2016. The stated interest rates disclosed above include the impact of these swaps.

(2)
The Preston Sherry Plaza term loan was subject to an interest rate spread of 1.60% over one-month LIBOR. However, we have effectively fixed the interest rate of the borrowing using an interest rate swap at 3.051% for the term of the borrowing as of September 30, 2016.

(3)
As of September 30, 2016, the 1300 Connecticut term loan was subject to an interest rate spread of 1.65% over one-month LIBOR. However, we entered into interest rate swaps which will effectively fix the interest rate of the borrowing at 2.852% from July 1, 2018 to July 1, 2021.

Page | 16

REAL PROPERTIES
The following table describes our operating property portfolio as of September 30, 2016 (dollar and square feet amounts in thousands):

Market	Number of Properties	Gross Investment Amount	% of Gross Investment Amount	Net Rentable Square Feet	% of Total Net Rentable Square Feet	% Leased	Secured Indebtedness
Office Properties:
Northern New Jersey	1	$230,263	10.5%	594	6.6%	100.0%	$—
Austin, TX	3	155,029	7.0%	585	6.5%	97.5%	—
East Bay, CA	1	145,297	6.6%	405	4.5%	100.0%	—
San Francisco, CA	1	122,036	5.5%	265	3.0%	94.9%	—
Denver, CO	1	82,819	3.8%	257	2.9%	84.1%	—
South Florida	2	81,764	3.7%	363	4.0%	87.7%	—
Washington, DC	1	70,355	3.2%	126	1.4%	96.3%	52,500
Princeton, NJ	1	51,256	2.3%	167	1.9%	100.0%	—
Philadelphia, PA	1	44,671	2.0%	174	1.9%	96.4%	—
Silicon Valley, CA	1	42,512	1.9%	143	1.6%	100.0%	—
Dallas, TX	1	37,531	1.7%	155	1.7%	92.3%	33,000
Minneapolis/St Paul, MN	1	29,515	1.3%	107	1.2%	100.0%	—
Fayetteville, AR	1	11,695	0.5%	61	0.7%	100.0%	—
Total/Weighted Average Office: 13 markets with average annual rent of $32.81 per sq. ft.	16	1,104,743	50.0%	3,402	37.9%	96.0%	85,500
Industrial Properties:
Dallas, TX	1	35,811	1.6%	446	5.0%	35.1%	22,700
Central Kentucky	1	30,840	1.4%	727	8.0%	100.0%	—
Louisville, KY	3	22,280	1.0%	609	6.8%	74.3%	—
Total/Weighted Average Industrial: three markets with average annual rent of $3.65 per sq. ft.	5	88,931	4.0%	1,782	19.8%	74.9%	22,700
Retail Properties:
Greater Boston	25	542,881	24.8%	2,239	24.9%	95.0%	83,768
South Florida	2	106,620	4.8%	206	2.3%	97.3%	10,602
Philadelphia, PA	1	105,308	4.8%	426	4.7%	99.7%	67,800
Washington, DC	1	62,837	2.9%	233	2.6%	100.0%	70,000
Northern New Jersey	1	58,429	2.7%	223	2.5%	93.8%	—
Raleigh, NC	1	45,714	2.1%	142	1.6%	97.9%	26,200
Tulsa, OK	1	34,038	1.5%	101	1.1%	97.7%	—
San Antonio, TX	1	32,070	1.5%	161	1.8%	89.6%	21,500
Jacksonville, FL	1	19,556	0.9%	73	0.8%	65.9%	—
Total/Weighted Average Retail: nine markets with average annual rent of $17.38 per sq. ft.	34	1,007,453	46.0%	3,804	42.3%	95.3%	279,870
Grand Total/Weighted Average	55	$2,201,127	100.0%	8,988	100.0%	91.5%	$388,070

(1)	Based on executed leases as of September 30, 2016. If weighted by the fair value of each segment, our portfolio was 94.9% leased as of September 30, 2016.

(2)	Secured indebtedness represents the principal balance outstanding and does not include our mark-to-market adjustment on debt or net debt issuance costs.

Page | 17

LEASING ACTIVITY
The following graphs highlight our total portfolio and same store portfolio percentage leased at the end of each of the five quarters ended September 30, 2016, by segment and in total:

Page | 18

LEASING ACTIVITY (continued)
As of September 30, 2016, the weighted average remaining term of our leases was approximately 4.2 years, based on annualized base rent, and 4.6 years, based on leased square footage. The following table presents our lease expirations, by segment and in total, as of September 30, 2016 (dollars and square feet in thousands):

	Total				Office			Industrial			Retail
Year	Number of Leases Expiring	Annualized Base Rent	% of Total Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet
2016 (1)	38	$2,609	1.5%	167	21	$1,442	60	—	$—	—	17	$1,167	107
2017	87	37,783	22.1%	1,077	43	34,674	875	1	190	52	43	2,919	150
2018	118	13,331	7.8%	599	61	8,627	342	—	—	—	57	4,704	257
2019	103	24,486	14.3%	1,164	48	14,101	449	2	1,313	212	53	9,072	503
2020	113	24,135	14.1%	1,119	39	9,760	394	—	—	—	74	14,375	725
2021	67	17,812	10.5%	1,620	23	7,885	260	3	3,192	1,021	41	6,735	339
2022	40	11,090	6.5%	635	16	5,000	177	—	—	—	24	6,090	458
2023	33	15,864	9.3%	639	17	11,645	385	—	—	—	16	4,219	254
2024	23	4,734	2.8%	314	5	1,634	83	—	—	—	18	3,100	231
2025	17	3,992	2.3%	201	6	2,182	77	1	182	51	10	1,628	73
2026	16	2,792	1.6%	130	6	1,179	31	—	—	—	10	1,613	99
Thereafter	21	12,241	7.2%	555	4	4,862	128	—	—	—	17	7,379	427
Total	676	$170,869	100.0%	8,220	289	$102,991	3,261	7	$4,877	1,336	380	$63,001	3,623

(1)	Includes 5 office leases and 5 retail leases with combined annualized base rent of approximately $194,000 that are on a month-to-month basis.

Page | 19

LEASING ACTIVITY (continued)
The following table presents our top 10 tenants by annualized base rent and their related industry sector, as of September 30, 2016 (dollars and square feet in thousands):

	Tenant	Locations	Industry Sector	Annualized Base Rent(1)	% of Total Annualized Base Rent	Square Feet	% of Occupied Square Feet
1	Charles Schwab & Co, Inc. (2)	2	Securities, Commodities, Fin. Inv./Rel. Activities	$23,645	13.8%	602	7.3%
2	Sybase (3)	1	Publishing Information (except Internet)	18,692	10.9%	405	4.9%
3	Stop & Shop	14	Food and Beverage Stores	13,980	8.2%	853	10.4%
4	Novo Nordisk	1	Chemical Manufacturing	4,627	2.7%	167	2.0%
5	Seton Health Care	1	Hospitals	4,339	2.5%	156	1.9%
6	Shaw's Supermarket	4	Food and Beverage Stores	3,944	2.3%	240	2.9%
7	I.A.M. National Pension Fund	1	Funds, Trusts and Other Financial Vehicles	3,114	1.8%	63	0.8%
8	TJX Companies	7	Clothing and Clothing Accessories Stores	2,998	1.8%	299	3.6%
9	Home Depot	1	Building Material and Garden Equipment and Supplies Dealers	2,469	1.4%	102	1.2%
10	Alliant Techsystems	1	Fabricated Metal Product Manufacturing	2,451	1.4%	107	1.3%
	Total	33		$80,259	46.8%	2,994	36.3%

(1)	Annualized base rent represents the annualized monthly base rent of executed leases as of September 30, 2016.

(2)
The amount presented for Charles Schwab reflects the total annualized base rent for our two leases in place with Charles Schwab as of September 30, 2016. One of these leases, which expires in September 2017, entails the lease of all 594,000 square feet of our Harborside office property and accounts for $23.5 million or 13.7% of our annualized base rent as of September 30, 2016. We do not expect Charles Schwab to renew this lease. Charles Schwab has subleased 100% of Harborside to 27 sub-tenants through September 2017. We have executed leases directly with eight of these subtenants that comprise 348,000 square feet or 59% of Harborside that effectively extend their leases beyond the Schwab lease expiration. These direct leases will expire between September 2020 and September 2032.

(3)	Our lease with Sybase expires January 2017 and we do not expect this lease to be renewed or extended.

Page | 20

LEASING ACTIVITY (continued)
The following series of tables details leasing activity during the four quarters ended September 30, 2016:

Quarter	Number of Leases Signed	Gross Leasable Area ("GLA") Signed	Weighted Average Rent Per Sq. Ft.	Weighted Average Growth / Straight Line Rent	Weighted Average Lease Term (mos)	Tenant Improvements & Incentives Per Sq. Ft.	Average Free Rent (mos)
Office Comparable (1)
Q3 2016	11	71,204	$32.76	22.1%	86	$13.75	0.8
Q2 2016	7	13,009	38.09	38.5%	87	32.14	2.9
Q1 2016	12	33,241	34.82	52.4%	63	36.24	1.8
Q4 2015	19	48,504	27.98	27.5%	56	21.41	1.6
Total - twelve months	49	165,958	$32.19	27.8%	73	$21.93	1.4
Industrial Comparable (1)
Q3 2016	—	—	$—	—%	—	$—	—
Q2 2016	—	—	—	—%	—	—	—
Q1 2016	—	—	—	—%	—	—	—
Q4 2015	1	104,896	2.93	98.9%	62	1.44	2.0
Total - twelve months	1	104,896	$2.93	98.9%	62	$1.44	2.0
Retail Comparable (1)
Q3 2016	17	133,140	$12.33	15.4%	78	$2.33	0.1
Q2 2016	7	130,120	16.22	11.5%	97	0.33	—
Q1 2016	6	17,004	22.99	17.3%	56	1.18	—
Q4 2015	11	21,343	25.91	15.2%	37	1.45	—
Total - twelve months	41	301,607	$15.57	13.5%	82	$1.34	—
Total Comparable Leasing (1)
Q3 2016	28	204,344	$19.45	16.2%	80	$6.31	0.3
Q2 2016	14	143,129	18.21	15.4%	96	3.23	0.3
Q1 2016	18	50,245	30.82	41.7%	60	24.37	1.2
Q4 2015	31	174,743	12.69	30.8%	57	6.98	1.6
Total - twelve months	91	572,461	$18.07	22.2%	76	$7.33	0.8
Total Leasing
Q3 2016	41	336,374	$17.94		67	$11.14	1.0
Q2 2016	25	297,843	26.57		124	36.49	3.7
Q1 2016	30	75,656	27.34		54	25.34	1.2
Q4 2015	42	239,990	11.27		46	6.65	1.2
Total - twelve months	138	949,863	$19.71		78	$19.09	1.9

(1)
Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

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INVESTMENT ACTIVITY
The following tables describe changes in our portfolio from December 31, 2014 through September 30, 2016 (dollars and square feet in thousands):

		Square Feet
Properties and Square Feet Activity	Number of Properties	Total	Office	Industrial	Retail
Properties owned as of
December 31, 2014	68	11,871	5,094	3,492	3,285
2015 Acquisitions	8	1,383	792	—	591
2015 Dispositions	(17)	(3,124)	(1,427)	(1,583)	(114)
Building remeasurement and other (1)	1	3	2	—	1
December 31, 2015	60	10,133	4,461	1,909	3,763
2016 Acquisitions	1	82	—	—	82
2016 Dispositions	(6)	(1,223)	(1,058)	(126)	(39)
Building remeasurement and other (1)	—	(4)	(1)	(1)	(2)
September 30, 2016	55	8,988	3,402	1,782	3,804

(1)
Building remeasurements reflect changes in gross leasable area due to renovations or expansions of existing properties. In the first quarter of 2015 we retained one building of a two-building campus while disposing of the other building, resulting in an additional property that we did not previously consider a distinct property.

Property Acquisitions	Segment	Market	Acquisition Date	Number of Properties	Contract Purchase Price	Square Feet
(dollars and square feet in thousands)
During 2015:
Rialto	Office	Austin, TX	1/15/2015	1	$37,300	155
South Cape	Retail	Greater Boston	3/18/2015	1	35,450	143
City View	Office	Austin, TX	4/24/2015	1	68,750	274
Venture Corporate Center	Office	South Florida	8/6/2015	1	45,750	253
Shenandoah	Retail	South Florida	8/6/2015	1	32,670	124
Chester Springs	Retail	Northern New Jersey	10/8/2015	1	53,781	223
Yale Village	Retail	Tulsa, OK	12/9/2015	1	31,800	101
Bank of America Tower	Office	South Florida	12/11/2015	1	35,750	110
Total 2015				8	$341,251	1,383

During 2016:
Suniland	Retail	South Florida	5/27/2016	1	$66,500	82

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INVESTMENT ACTIVITY (continued)

Property Dispositions	Segment	Market	Disposition Date	Number of Properties	Contract Sales Price	Square Feet
(dollars and square feet in thousands)
During 2015
Park Place	Office	Dallas, TX	1/16/2015	1	$46,600	177
Office and Industrial Portfolio	Office and Industrial	Various (1)	3/11/2015	12	398,635	2,669
Mt. Nebo	Retail	Pittsburgh, PA	5/5/2015	1	12,500	103
2100 Corporate Center Drive	Office	Los Angeles, CA	7/20/2015	1	12,549	111
Land parcel	N/A	Denver, CO	8/12/2015	—	7,577	—
DeGuigne	Office	Silicon Valley, CA	12/14/2015	1	16,750	53
Rockland 201 Market	Retail	Greater Boston	12/18/2015	1	1,625	11
Total for the year ended December 31, 2015				17	$496,236	3,124

During 2016
Colshire Drive	Office	Washington, DC	2/18/2016	1	$158,400	574
40 Boulevard	Office	Chicago, IL	3/1/2016	1	9,850	107
Washington Commons	Office	Chicago, IL	3/1/2016	1	18,000	199
Rockland 360-372 Market	Retail	Greater Boston	8/5/2016	1	3,625	39
6900 Riverport	Industrial	Louisville, KY	9/2/2016	1	5,400	126
Sunset Hills	Office	Washington, DC	9/30/2016	1	18,600	178
Total for the nine months ended September 30, 2016				6	$213,875	1,223

(1)
The Office and Industrial Portfolio comprised (i) six office properties comprising 1.1 million net rentable square feet located in Los Angeles, CA (three properties), Northern New Jersey, Miami, FL, and Dallas, TX, and (ii) six industrial properties comprising 1.6 million net rentable square feet located in Los Angeles, CA, Dallas, TX, Cleveland, OH, Chicago, IL, Houston, TX, and Denver, CO.

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DEFINITIONS
This section contains an explanation of certain non-GAAP financial measures we provide in other sections of this document, as well as the reasons why management believes these measures provide useful information to investors about the Company’s financial condition or results of operations. Additional detail can be found in the Portfolio’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time.

2015 Annual Report on Form 10-K
We refer to our Annual Report on Form 10-K for the period ended December 31, 2015, filed with the Securities and Exchange Commission on March 3, 2016, as our “2015 Annual Report on Form 10-K.”

Annualized Base Rent
Annualized base rent represents the annualized monthly base rent of leases executed as of September 30, 2016.

Comparable leases
Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

Funds From Operations (“FFO”)
We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expense. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that consists of net income (loss), calculated in accordance with GAAP, plus real estate-related depreciation and amortization and impairment of depreciable real estate, less gains (or losses) from dispositions of real estate held for investment purposes.

Company-Defined FFO
As part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to FFO are common among REITs as companies seek to provide financial measures that meaningfully reflect the specific characteristics of their businesses. In addition to the NAREIT definition of FFO and other GAAP measures, we provide a Company-Defined FFO measure that we believe is helpful in assisting management and investors assess the sustainability of our operating performance. As described further below, our Company-Defined FFO presents a performance metric that adjusts for items that we do not believe to be related to our ongoing operations. In addition, these adjustments are made in connection with calculating certain of the Company’s financial covenants including its interest coverage ratio and fixed charge coverage ratio and therefore we believe this metric will help our investors better understand how certain of our lenders view and measure the financial performance of the Company and ultimately its compliance with these financial covenants. However, no single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations.

Our Company-Defined FFO is derived by adjusting FFO for the following items: acquisition-related expenses and gains and losses associated with extinguishment of debt and financing commitments. Historically, Management has also adjusted FFO for certain other adjustments that did not occur in any of the periods presented, and are further described in Item 7 of Part II of our 2015 Annual Report on Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-How We Measure Our Performance.” Management’s evaluation of our future operating performance excludes these items based on the following economic considerations:

Acquisition-related expenses - For GAAP purposes, expenses associated with the efforts to acquire real properties, including efforts related to acquisition opportunities that are not ultimately completed, are recorded to earnings. We believe by excluding acquisition-related expenses, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance, because these types of expenses are directly correlated to our investment activity rather than our ongoing operating activity.

Gains and losses on derivatives and on the extinguishment of debt and financing commitments -- Unrealized gains and losses on derivatives represent the gains or losses on the fair value of derivative instruments that are not accounted for as hedges of the underlying financing transactions. Such gains and losses may be due to the nonoccurrence of forecasted financings or ineffectiveness due to changes in the expected terms of financing transactions. As these gains or losses relate to underlying long-term assets and liabilities, where we are not speculating or trading assets, our management believes that any such gains or losses are not reflective of our ongoing operations. Losses on extinguishment of debt and financing commitments represent losses incurred as a result of the early retirement of debt obligations and breakage costs and fees incurred related to certain of our derivatives and other financing commitments. Such losses may be due to

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DEFINITIONS (continued)
dispositions of assets, the repayment of debt prior to its contractual maturity or the nonoccurrence of forecasted financings. Our management believes that any such losses are not related to our ongoing operations. Accordingly, we believe by excluding anticipated gains or losses on derivatives and losses on extinguishment of debt and financing commitments, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

We also believe that Company-Defined FFO allows investors and analysts to compare the performance of our portfolio with other REITs that are not currently affected by the adjusted items. In addition, as many other REITs adjust FFO to exclude the items described above, we believe that our calculation and reporting of Company-Defined FFO may assist investors and analysts in comparing our performance with that of other REITs. However, because Company-Defined FFO excludes items that are an important component in an analysis of our historical performance, such supplemental measure should not be construed as a complete historical performance measure and may exclude items that have a material effect on the value of our common stock.

Limitations of FFO and Company-Defined FFO

FFO (both NAREIT-defined and Company-Defined) is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO or Company-Defined FFO as, nor should they be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of liquidity or our ability to fund our short or long-term cash requirements, including distributions to stockholders. Management uses FFO and Company-Defined FFO as indications of our future operating performance and as a guide to making decisions about future investments. Our FFO and Company-Defined FFO calculations do not present, nor do we intend them to present, a complete picture of our financial condition and operating performance. In addition, other REITs may define FFO and an adjusted FFO metric differently and choose to treat acquisition-related expenses and potentially other accounting line items in a manner different from us due to specific differences in investment strategy or for other reasons; therefore, comparisons with other REITs may not be meaningful. Our Company-Defined FFO calculation is limited by its exclusion of certain items previously discussed, but we continuously evaluate our investment portfolio and the usefulness of our Company-Defined FFO measure in relation thereto. We believe that net income (loss) computed under GAAP remains the primary measure of performance and that FFO or Company-Defined FFO are only meaningful when they are used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and operating performance.

Specifically with respect to fees and expenses associated with the acquisition of real property, which are excluded from Company-Defined FFO, such fees and expenses are characterized as operational expenses under GAAP and included in the determination of net income (loss) and income (loss) from operations, both of which are performance measures under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating operating income and cash flow in order to fund our obligations and to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, these acquisition-related costs negatively impact our GAAP operating performance and our GAAP cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, such costs will then be paid from other sources of cash such as additional debt proceeds, operational earnings or cash flow, net proceeds from the sale of properties, or other ancillary cash flows. Among other reasons as previously discussed, the treatment of acquisition-related costs is a reason why Company-Defined FFO is not a complete indicator of our overall financial performance, especially during periods in which properties are being acquired. Note that, pursuant to our valuation policies, acquisition expenses result in an immediate decrease to our NAV.

FFO and Company-Defined FFO may not be useful performance measures as a result of the various adjustments made to net income for the charges described above to derive such performance measures. Specifically, we intend to operate as a perpetual-life vehicle and, as such, it is likely for our operating results to be negatively affected by certain of these charges in the future, specifically acquisition-related expenses, as it is currently contemplated as part of our business plan to acquire additional investment properties which would result in additional acquisition-related expenses. Any change in our operational structure would cause the non-GAAP measure to be re-evaluated as to the relevance of any adjustments included in the non-GAAP measure. As a result, we caution investors against using FFO or Company-Defined FFO to determine a price to earnings ratio or yield relative to our NAV.

Further, FFO or Company-Defined FFO is not comparable to the performance measure established by the Investment Program Association (the “IPA”), referred to as “modified funds from operations,” or “MFFO,” as MFFO makes further adjustments including certain mark-to-market items and adjustments for the effects of straight-line rent. As such, FFO and Company-Defined FFO may not be comparable to the MFFO of non-listed REITs that disclose MFFO in accordance with the IPA standard. More specifically, Company-Defined FFO has limited comparability to the MFFO and other adjusted FFO metrics of those REITs that do not intend to operate as perpetual-life vehicles as such REITs have a defined acquisition stage. Because we do not have a defined acquisition stage, we may continue to acquire real estate and real estate-related investments for an indefinite period of time. Therefore, Company-Defined FFO may not reflect our future operating performance in the same manner that the MFFO or other adjusted FFO metrics of a REIT with a defined acquisition stage may reflect its operating performance after the REIT had completed its acquisition stage. Neither the Securities and Exchange Commission nor any other regulatory body, nor NAREIT, has adopted a set of standardized adjustments that includes the adjustments that we use to calculate Company-Defined FFO. In the future, the Securities and Exchange Commission or another regulatory body, or NAREIT, may decide to standardize the allowable adjustments across the non-listed REIT industry at which point we may adjust our calculation and characterization of Company-Defined FFO.

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DEFINITIONS (continued)
Gross Investment Amount
The allocated gross basis of real property and debt related investments, after certain adjustments. Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities, (ii) excludes accumulated depreciation and amortization, and (iii) includes the impact of impairments. Amounts reported for debt related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss.

Net Operating Income (“NOI”) and NOI - Cash Basis

We also use NOI as a supplemental financial performance measure because NOI reflects the specific operating performance of our real properties and debt related investments and excludes certain items that are not considered to be controllable in connection with the management of each property, such as other-than-temporary impairment, gains and losses related to provisions for losses on debt related investments, gains or losses on derivatives, acquisition-related expenses, losses on extinguishment of debt and financing commitments, interest income, depreciation and amortization, general and administrative expenses, advisory fees, interest expense and noncontrolling interests. However, NOI should not be viewed as an alternative measure of our financial performance as a whole, since it does exclude such items that could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. “NOI - Cash Basis” is NOI after eliminating the effects of straight-lining of rent and the impact of above- and below-market lease amortization and other non-cash amortization adjustments to rental revenue.

Non-Recurring Capital Expenditures

We classify capital expenditures that significantly increase a property’s ability to generate additional revenues relative to our initial underwriting as non-recurring capital expenditures. Examples of such capital expenditures may include property expansions, renovations or other significant strategic upgrades. Conversely, we classify capital expenditures incurred to maintain a property’s ability to generate expected revenues as “recurring.” In addition, we also classify the following capital expenditures as non-recurring:

•
First Generation Leasing Costs: We classify capital expenditures incurred to lease spaces for which we have either (i) never had a tenant or (ii) we expected a vacancy of the leasable space within two years of acquisition as non-recurring capital expenditures.

•
Value-Add Acquisitions: We define a Value-Add Acquisition as a property that we acquire with one or more of the following characteristics: (i) existing vacancy equal to or in excess of 20%, (ii) short-term lease roll-over, typically during the first two years of ownership, that results in vacancy in excess of 20% when combined with the existing vacancy at the time of acquisition or (iii) significant capital improvement requirements in excess of 20% of the purchase price within the first two years of ownership. We classify any capital expenditures in Value-Add Acquisitions as non-recurring until the property reaches the earlier of (i) stabilization, which we define as 90% leased or (ii) five years after the date we acquire the property.

•
Other Acquisitions: For property acquisitions that do not meet the criteria to qualify as Value-Add Acquisitions, we classify all anticipated capital expenditures within the first year of ownership as non-recurring.

Q3 2016 Quarterly Report on Form 10-Q

We refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Securities and Exchange Commission on November 14, 2016, as our "Q3 Quarterly Report on Form 10-Q".

Same Store Properties

In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as “Same Store Properties.” “Same Store Properties” therefore exclude properties placed in-service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as “in-service” for that property to be included in “Same Store Properties.” For the purposes of this supplement, our “Same Store Properties” include properties classified as held for sale in our annual financial statements at the end of the most recently completed period.

Valuation Procedures

We refer to our Valuation Procedures filed as Exhibit 99.1 to our 2015 Annual Report on Form 10-K as our “Valuation Procedures.”

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